Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Mary A. Chaput Chief Financial Officer (615) 665-1122

        AMERICAN HEALTHWAYS TO BROADCAST SECOND QUARTER
CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (March 9, 2005) – American Healthways, Inc. (NASDAQ: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its second quarter fiscal 2005 earnings release conference call. The Company intends to issue its second quarter earnings release at 4:00 p.m. ET, and the call is scheduled to begin at 5:00 p.m. ET on Thursday, March 17, 2005.

The live broadcast of American Healthways’ quarterly conference call will be available online at www.americanhealthways.com/Investors/Investors.asp, as well as www.streetevents.com and www.fulldisclosure.com. The online replay will be available at each location through March 24, 2005. A telephone replay of the call will also be available through March 24, 2005, at 719-457-0820, confirmation number 4620564.

American Healthways is the nation’s leading and largest provider of specialized, comprehensive disease management, care enhancement and high-risk health management services proven to improve the quality of health care and lower costs. As of Nov. 30, 2004, the Company had over 1.4 million lives under management nationwide. For more information, visit www.americanhealthways.com.

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